Exhibit 99.1

ASCENT CAPITAL GROUP TO PRESENT AT UPCOMING INVESTOR CONFERENCES

Management to Present at the Bank of America Merrill Lynch Credit Conference, Gabelli’s Best Ideas Conference and the Imperial Capital Security Investor Conference in December

Englewood, CO — December 2, 2013 — Ascent Capital Group Inc. (“Ascent” or the “Company”) (Nasdaq: ASCMA) announced today that it will present to attendees of the Bank of America Merrill Lynch Credit Conference being held on December 3, 2013 at the Boca Raton Resort & Club in Boca Raton, FL at 1:30 pm EST. Mr. Michael Meyers, Chief Financial Officer of Ascent Capital Group and its subsidiary Monitronics International, Inc., will speak at the conference. This event will not be webcast.

Mr. Bill Fitzgerald, Ascent Chairman and Chief Executive Officer and Mr. Michael Haislip, Executive Vice President of Ascent and President and Chief Executive Officer of Monitronics International, Inc. will be presenting at the Gabelli & Company 6th Annual Best Ideas Conference on December 10, 2013 at 11:30 am EST in New York, NY and the Imperial Capital Security Investor Conference on December 12, 2013 at 9:15 am EST at the Waldorf Astoria in New York, NY. Both of these events will be webcast.

During the two webcast events, management may make observations regarding the financial performance and outlook of both Ascent and Monitronics.

A live webcast of the Gabelli & Company and Imperial Capital events along with copies of management’s presentations will be made available during each event on the Ascent investor relations website at http://ascentcapitalgroupinc.com/Investor-Relations.aspx.

About Ascent Capital Group, Inc.

Ascent is a holding company that owns 100 percent of its operating subsidiary, Monitronics International Inc. and certain former subsidiaries of Ascent Media Group, LLC.  Monitronics, headquartered in Dallas, TX is one of the nation’s largest, fastest-growing home security alarm monitoring companies.

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Contact:

Erica Bartsch

Sloane & Company

212-446-1875

ebartsch@sloanepr.com